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                                                                   EXHIBIT 99.2


           Media                          Analysts
           Stephen K. Dishart             Donald J. MacLeod
           (412) 234-0850                 (412) 234-5601

FOR IMMEDIATE RELEASE

           MELLON BOARD OF DIRECTORS ANNOUNCES MANAGEMENT SUCCESSION

          -Martin G. McGuinn to succeed Frank V. Cahouet as Mellon CEO-

       -Christopher M. Condron named President and Chief Operating Officer-

PITTSBURGH, Jan. 16, 1998--Mellon Bank Corporation (NYSE: MEL) today announced that its board of directors approved a management succession plan that designates Mellon Vice Chairman Martin G. McGuinn to succeed Mellon Chairman, President and Chief Executive Officer Frank V. Cahouet. Cahouet will remain chairman and chief executive officer of Mellon Bank Corporation, the bank holding company, until his retirement on Dec. 31, 1998.

     Effective April 1, 1998, McGuinn will become chairman and chief executive officer of Mellon Bank, and Mellon Vice Chairman Christopher M. "Kip" Condron will become president and chief operating officer of Mellon Bank. Following Cahouet's retirement at year end, McGuinn also will become chairman and chief executive officer of the holding company, and Condron also will become president and chief operating officer of the holding company. Both McGuinn and Condron also were elected to the Corporation's board of directors by the board at its regular meeting today. These elections are effectively immediately. In addition, Mellon Vice Chairmen Steven G. Elliott and W. Keith Smith were named to new positions as senior vice chairmen.

     "There is no one better suited to continue our strategy of being a broad-based financial services company with a bank at its core than Marty McGuinn," said Cahouet. "He has been a key member of the management team that has successfully executed our strategy and demonstrated leadership in building our organization. Marty's exceptional skills and his broad range of experience make him the natural choice to lead Mellon into the next century and continue our superior performance for years to come."

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Mellon Announces Succession
Jan. 16, 1998
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     McGuinn has held several key posts during his 17-year tenure with Mellon and currently heads the Corporation's retail financial services business.

     "Under Frank Cahouet, our team has built a strong and diversified financial services company focused on meeting customers' needs and enhancing shareholder value," said McGuinn. "It is with great pride and respect for Frank and my fellow employees that I take on the opportunity of reinforcing that focus and leading the organization to continued growth. I am honored by the board's confidence in me, and we are all pleased that Frank will continue his leadership of Mellon through the transition."

     Condron, who heads Mellon's mutual fund business and investment management subsidiaries, said, "We have been working as a cohesive team, and this new structure presents a tremendous opportunity to continue to build Mellon's stature as a balanced financial services company."

     Andrew W. Mathieson, a member of Mellon's board of directors and chairman of the board's Human Resources Committee, said the board's action was the outcome of its planned succession management process and will ensure the consistent execution of Mellon's strategy and long-term growth of the Corporation. "Frank Cahouet's leadership and innovation over the past decade have set a course for success that the board strongly recognizes as the right course for the future," said Mathieson. "Mellon is fortunate to have the talent within its ranks to continue our strategic direction. This affirms the board of directors' commitment to continuing the strategy put in place by Frank and his team."

     The new management structure will be effective on April 1, 1998, and includes the following changes:

 .     Cahouet, 65, currently Mellon chairman, president and CEO, will continue to oversee the organization's strategic planning and corporate governance as chairman and chief executive officer of Mellon Bank Corporation, the entity's bank holding company, until his retirement on Dec. 31, 1998. Cahouet joined Mellon in 1987 and has steadily built the Corporation's product and distribution capabilities across the spectrum of financial services. The landmark acquisitions of The Boston Company in 1993 and The Dreyfus Corporation in 1994 are the most prominent in a series of acquisitions that have transformed Mellon beyond its roots into a leading institution with a highly valued balance of fee-based and traditional banking businesses. Before joining Mellon, Cahouet served as president and chief executive officer of the Federal National Mortgage Association from 1986 to 1987, and as chairman, president

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Mellon Announces Succession
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      and chief executive officer of Crocker National Bank from 1984 to 1986.
      Prior to his position at Crocker, Mr. Cahouet was vice chairman, chief financial officer and a member of the Office of The Chairman of Security Pacific National Bank. He joined Security Pacific in 1960 and served there for 24 years.

 .     McGuinn, 55, vice chairman and head of Retail Financial Services, will serve as chairman and CEO of the Bank. Following Cahouet's retirement, he will assume the additional roles of CEO and chairman of Mellon Bank Corporation. McGuinn has led a reconfiguration of the Bank's retail delivery system, including the introduction of supermarket branches and video banking technology. Since joining Mellon in 1981, McGuinn has been a dynamic presence throughout Mellon's transition from a traditional bank to its present position of balance among fee-based and non-fee businesses. McGuinn took on the role as head of Mellon's Retail Financial Services in late 1993. In that role, he is responsible for the Corporation's retail delivery system, consumer and small business lending, and private banking. He also directs Mellon's Credit Card business and is responsible for Legal, Corporate Affairs, and Government Affairs and Community Investment. In 1996 he assumed responsibility for the Corporation's mid-Atlantic strategy, a focused effort to coordinate the Corporation's businesses in the mid-Atlantic states. Before 1993, McGuinn had responsibility for Mellon's Cash Management, Mortgage Banking and Real Estate Finance businesses and many of Mellon's Corporate support units.

 .     Condron, 50, Mellon vice chairman and Dreyfus president and chief executive officer, will become president and chief operating officer of the Bank. His principal office will continue to be in New York City. Following Cahouet's retirement, he will assume the additional roles of president and chief operating officer of Mellon Bank Corporation. As head of Dreyfus, Condron has built the mutual fund company into a strong competitor with $95 billion in assets under management. Condron has also guided the development of all of Mellon's asset management subsidiaries into an investment management powerhouse with combined assets under management of more than $300 billion. In addition to his current role as head of Dreyfus, Condron is a vice chairman of The Boston Company and deputy director of Mellon Trust, the umbrella name for Mellon's trust and investment businesses. He joined The Boston Company in 1989 as head of its Private Client Group, now called Mellon Private Asset Management. He was named vice chairman in 1994 and was appointed president and



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      chief operating officer of Dreyfus in 1995 and CEO of Dreyfus in 1996.
      Before joining The Boston Company, Mr. Condron was co-president of Ayco Corporation, the financial and tax planning company formerly owned by American Express. He joined Ayco in 1985 through its acquisition of Condron Associates, his Pittsburgh-based financial firm, of which he was the founder and president.

 .     Steven G. Elliott, 51, vice chairman and chief financial officer, will become senior vice chairman. Elliott is currently responsible for the Finance and the Information Management and Research departments as well as the Corporation's process improvement initiatives. Elliott joined Mellon in 1987 as executive vice president and head of the Finance department and was named chief financial officer in 1990 and vice chairman in 1992. Previously, he served as executive vice president and chief financial officer of First Commerce Corporation and was senior vice president and corporate controller at Crocker National Bank from 1984 until Crocker's merger with Wells Fargo & Co. Before joining Crocker, Elliott served as a senior vice president for Continental Illinois National Bank, and as vice president and corporate controller at First Interstate Bank of California.

 .     W. Keith Smith, 63, vice chairman, Mellon Trust, and chairman and CEO, The
      Boston Company, will become senior vice chairman. Smith indicated his intention to retire at the end of 1998 in keeping with his long-standing plans. Smith is currently responsible for Mellon's trust and investment businesses, including The Boston Company and Boston Safe Deposit and Trust Company. He is chairman of The Dreyfus Corporation and Buck Consultants, Inc., a leading global benefits consulting firm, which merged with Mellon in 1997. From 1990 to 1993, Smith served as head of Mellon's service products businesses, which included all of Mellon's fee-based services and its information management function. Smith joined Mellon in 1987 as vice chairman and chief financial officer of Mellon Bank Corporation and Mellon Bank, N.A., and served as CFO until 1990. Before joining Mellon, Smith managed the finance and leasing subsidiaries and corporate staff departments at PACCAR, Inc., a manufacturer of heavy-duty trucks. Previously, he served as executive vice president and chief financial officer of Crocker National Bank, and as senior vice president of accounting and control for the Bank of Montreal. He also has held executive positions at Central National Bank in Chicago, Central National Chicago Corporation, and Booz, Allen & Hamilton, Inc.

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     A broad-based financial services company with a bank at its core, Mellon
Bank Corporation ranks among the nation's largest bank holding companies in market capitalization. With approximately $300 billion of assets under management and approximately $1.5 trillion of assets under administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund company, The Dreyfus Corporation, places Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at http://www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

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